EXECUTION VERSION

Exhibit 10.1
ADDITIONAL CREDIT EXTENSION AMENDMENT
This ADDITIONAL CREDIT EXTENSION AMENDMENT dated as of June 19, 2015 (this “Agreement”), relating to the REVOLVING CREDIT AGREEMENT dated as of December 19, 2014 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among MYLAN INC., a Pennsylvania corporation (the “Borrower”), MYLAN N.V., a public limited company (naamloze vennootschap) incorporated under the Laws of the Netherlands (the “Company”, and together with the Borrower “Mylan”), ING Bank N.V., Dublin Branch (the “Augmenting Lender”), BANK OF AMERICA, N.A., as Administrative Agent under the Credit Agreement (the “Administrative Agent”), and the other parties hereto.
WHEREAS, the Borrower and the Augmenting Lender desire that the Credit Agreement be amended in order to increase the Revolving Commitments.
WHEREAS, the Augmenting Lender is willing to provide the Increased Commitments (as defined below) to the Borrower on the terms and subject to the conditions set forth herein and in the Credit Agreement.
WHEREAS, pursuant to Section 2.19 of the Credit Agreement, the Borrower has requested that the Revolving Commitments be increased by an amount equal to $150,000,000.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto covenant and agree as follows:
SECTION 1. Defined Terms; Interpretations, Etc.
Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall apply equally to this Agreement. This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 2.    Increased Commitment.
(a)    Subject to the terms and conditions set forth herein, the Augmenting Lender hereby agrees to provide new Revolving Commitments to the Borrower, in the amount set forth opposite its name on Schedule I hereto (such commitments, the “Increased Commitments”).
(b)    Subject to the terms and conditions set forth herein, on the Agreement Effective Date, the Increased Commitments of the Augmenting Lender shall become effective. The Increased Commitments shall terminate on the Revolving Credit Maturity Date.
(c)    From and after the Agreement Effective Date, for all purposes of the Loan Documents, (i) the Increased Commitments shall constitute

“Revolving Commitments” under the Credit Agreement, (ii) Loans made pursuant to the Increased Commitments contemplated hereby shall constitute “Loans” under the Credit Agreement and (iii) the Augmenting Lender shall be a “Revolving Lender” and a “Lender” under the Credit Agreement, and shall have all the rights and obligations of a Lender holding a Revolving Commitment under the Credit Agreement.
(d)    Upon the effectiveness of the Increased Commitments, the Augmenting Lender shall make available such funds, and the Administrative Agent shall apply such available funds, in each case as may be required by Section 2.19 of the Credit Agreement.
SECTION 3.    Representations and Warranties.
To induce the other parties hereto to enter into this Agreement, the Company represents and warrants to the Augmenting Lender, the Administrative Agent and the Issuing Banks that this Agreement has been duly authorized, executed and delivered by each Loan Party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Debtor Relief Laws and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4.    Conditions.
This Agreement shall become effective as of the date (the “Agreement Effective Date”) on which each of the following conditions shall have been satisfied:
(a)    the Administrative Agent shall have received from each Loan Party, the Augmenting Lender, the Swingline Lender and each Issuing Bank hereto a signed counterpart of this Agreement;
(b)    the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied or waived by the Augmenting Lender and the Administrative Agent;
(c)    after giving effect to the Increased Commitments, the Company shall be in compliance on a Pro Forma Basis, with the Consolidated Leverage Ratio (determined as of the most recently ended fiscal quarter and assuming that the entire amount of such increase had been borrowed as of such quarter end);
(d)    the Administrative Agent shall have received a certificate confirming (and, as applicable, setting forth reasonably detailed calculations demonstrating) compliance with each of the requirements set forth in clauses (b) and (c) above, dated as of the date hereof and executed by a Financial Officer of the Company; and
(e)    the Augmenting Lender shall have received all fees and other amounts related to this Additional Credit Extension Amendment due and payable on or prior to the Agreement Effective Date, including all fees payable under the Fee Letter, and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document.
SECTION 5.    Consent and Reaffirmation.
(a)    Each of the Company and each other Loan Party hereby consents to this Agreement and the transactions contemplated hereby.
(b)    Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.
SECTION 6.    Applicable Law.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).
SECTION 7.    No Novation.
This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith.
SECTION 8.    Counterparts.
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.    Headings.
The Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MYLAN INC.,

By:
/s/ Colleen Ostrowski
Name: Colleen Ostrowski
Title: Senior Vice President and Treasurer

MYLAN N.V.,

By:
/s/ Colleen Ostrowski
Name: Colleen Ostrowski
Title: Senior Vice President and Treasurer

[Signature Page to Additional Credit Extension Amendment]

ING BANK N.V., DUBLIN BRANCH, as Augmenting Lender

By:
/s/ Barry Fehily
Name: Barry Fehily
Title: Managing Director

By:
/s/ Sean Hassett
Name: Sean Hassett
Title: Director

[Signature Page to Additional Credit Extension Amendment]

BANK OF AMERICA N.A., as Administrative Agent, Swingline Lender and Issuing Bank

By:
/s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Director

[Signature Page to Additional Credit Extension Amendment]

JPMORGAN CHASE BANK, N.A., as Issuing Bank

By:
/s/ Deborah R. Winkler
Name: Deborah R. Winkler
Title: Vice President

[Signature Page to Additional Credit Extension Amendment]

SCHEDULE I
Increased Commitments

Name	Increased Commitment
ING Bank N.V., Dublin Branch	$150,000,000
Total	$150,000,000